Exhibit 10.1
NEWELL RUBBERMAID INC. 2003 STOCK PLAN
(As Amended and Restated Effective February 8, 2006)
RESTRICTED STOCK UNIT AWARD AGREEMENT
     A Restricted Stock Unit (“RSU”) Award (the “Award”) granted by Newell Rubbermaid Inc., a Delaware corporation (the “Company”), to the employee named in the attached Award letter (the “Grantee”) relating to the common stock, par value $1.00 per share (the “Common Stock”), of the Company, shall be subject to the following terms and conditions and the provisions of the Newell Rubbermaid Inc. 2003 Stock Plan, as amended and restated effective February 8, 2006 and further amended August 9, 2006 (the “Plan”), a copy of which is attached hereto and the terms of which are hereby incorporated by reference.
     1. Acceptance by Grantee. The receipt of the Award is conditioned upon its acceptance by the Grantee in the space provided therefor at the end of the attached Award letter and the return of an executed copy of such Award letter to the Secretary of the Company no later than 60 days after the Award Date set forth therein or, if later, 30 days after the Grantee receives this Agreement.
     2. Grant of RSUs. The Company hereby grants to the Grantee the Award of RSUs, as set forth in the Award letter. An RSU is the right, subject to the terms and conditions of the Plan and this Agreement, to receive a distribution of a share of Common Stock for each RSU as described in Section 7 of this Agreement.
     3. RSU Account. The Company shall maintain an account (“RSU Account”) on its books in the name of the Grantee which shall reflect the number of RSUs awarded to the Grantee.
     4. Dividend Equivalents. Upon the payment of any dividend on Common Stock occurring during the period preceding the earlier of the date of vesting of the Grantee’s Award or the date the Grantee’s Award is forfeited as described with Section 5, the Company shall promptly pay to each Grantee an amount in cash equal in value to the dividends that the Grantee would have received had the Grantee been the actual owner of the number of shares of Common Stock represented by the RSUs in the Grantee’s RSU Account on that date.
     5. Vesting.
          (a) Except as described in (b), (c) and (d) below, the Grantee shall become vested in his Award upon the third anniversary of the date of the grant of the Award (the “Award Date”) if he remains in continuous employment with the Company or an affiliate until such date.
          (b) If the Grantee’s employment with the Company and all affiliates terminates prior to the third anniversary of the Award Date due to death or disability, the Award shall become vested on such date. For this purpose “disability” means (as determined by the Committee in its sole discretion) the inability of the Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or disability or which has lasted or can be expected to last for a continuous period of not less than 12 months.

     (c) If the Grantee’s employment with the Company and all affiliates terminates prior to the third anniversary of the Award Date due to retirement, the Award shall become vested on such date as provided in the table set forth below. The portion of the Award that does not vest as provided below shall be forfeited to the Company. For this purpose, “retirement” means the Grantee’s termination without cause on or after the date on which the Grantee (i) has completed five years of credited service and (ii) either (A) has attained age 65 or (B) has attained age 55 and the sum of his age and credited service (his “points”) equals or exceeds 60.

Age or Points	Vesting
Age 65 or 75 or more points	100% of the Pro-Rated Award vests

70-74 points	75% of the Pro-Rated Award vests

65-69 points	50% of the Pro-Rated Award vests

60-64 points	25% of the Pro-Rated Award vests
     The term “credited service” means the Grantee’s period of employment with the Company and all affiliates (including any predecessor company or business acquired by the Company or any affiliate, provided the Grantee was immediately employed by the Company or any affiliate). Age and credited service shall be determined in fully completed years and months, with each month being measured as a continuous period of 30 days. The term “cause” means the Grantee’s termination of employment due to unsatisfactory performance or conduct detrimental to the Company or its affiliates, as determined solely by the Company. The term “affiliate” means each entity with whom the Company would be considered a single employer under Sections 414(b) and 414(c) of the Code, substituting “at least 50%” instead of “at least 80%” in making such determination. The term “Pro-Rated Award” means the portion of the Award determined by dividing the full number of months of employment with the Company and all affiliates during the Award’s vesting period by 36 (carried out to three decimal points).
     Any Grantee whose employment terminates due to retirement as described in this Section 5 must execute and deliver to the Company an agreement, in a form prescribed by the Company, and in accordance with procedures established by the Company, that he will not solicit employees, customers or suppliers of the Company and its affiliates, or compete with the Company and its affiliates, and that he releases all claims against the Company and its affiliates. If the Grantee fails to execute such agreement, or if the agreement is revoked by the Grantee, the Award shall be forfeited to the Company on the date of the Grantee’s retirement.
          (d) If the Grantee’s employment with the Company and all affiliates terminates prior to the third anniversary of the Award Date for any reason other than death, disability or retirement, the entire Award shall be forfeited to the Company, and no portion of the Award shall vest.
          (e) In the case of a Grantee who is also a Director, if the Grantee’s employment with the Company and all affiliates terminates before the end of the Award’s three-year vesting period, but the Grantee remains a Director, his service on the Board will be considered employment with the Company and his Award will continue to vest while his service on the Board continues. Any subsequent termination of service on the Board will be considered termination of employment and vesting will determined as of the date of such termination of employment.
     The foregoing provisions of this Section 5 shall be subject to the provisions of any written employment security agreement or severance agreement that has been or may be executed by the Grantee and the Company, and the provisions in such employment security agreement or severance agreement concerning vesting of an Award shall supersede any inconsistent or contrary provision of this Section 5.
     6. Adjustment of Performance-Based RSUs. The number of RSUs subject to the Award that are Performance-Based RSUs as described in the Award letter shall be adjusted by the Committee after the end of the three-year performance period that begins on January 1 of the year in which the Award is granted, in accordance with in the Long-Term Incentive Plan established under the Plan (the “LTIP”). Any Performance-Based RSUs that vest in accordance with Section 5(b) or 5(c) prior to the date the Committee determines the level of performance goal achievement applicable to such RSUs shall not be adjusted pursuant to the LTIP. The particular performance criteria that applies to the Performance-Based RSUs are set forth in Exhibit A to this Agreement.
     7. Settlement of Award. If a Grantee becomes vested in his Award in accordance with Section 5, the Company shall distribute to him, or his personal representative, beneficiary or estate, as applicable, a number of shares of Common Stock equal to the number of vested RSUs subject to the Award, as adjusted in accordance with Section 6, if applicable. Such shares shall be delivered within 30 days following the date of vesting.
     8. Withholding Taxes. The Company shall withhold from any distribution made to the Grantee in cash an amount sufficient to satisfy all minimum Federal, state and local withholding tax requirements. In the case of a distribution made in shares of Common Stock, the Grantee shall pay to the Company an amount sufficient to satisfy all minimum Federal, state and local withholding tax requirements prior to the delivery of any shares. Payment of such taxes may be made by one or more of the following methods: (i) in cash, (ii) in cash received from a broker-dealer to whom the Grantee has submitted irrevocable instructions to deliver the amount of withholding tax to the Company from the proceeds of the sale of shares subject to the Award, (iii) by directing the Company to withhold a number of shares otherwise issuable pursuant to the Award with a Fair Market Value equal to the tax required to be withheld, (iv) by delivery to the Company of other Common Stock owned by the Grantee that is acceptable to the Company, valued at its Fair Market Value on the date of payment, or (v) by certifying to ownership by attestation of such previously owned Common Stock.
     9. Rights as Stockholder. The Grantee shall not be entitled to any of the rights of a stockholder of the Company with respect to the Award, including the right to vote and to receive dividends and other distributions, until and to the extent the Award is settled in shares of Common Stock.
     10. Share Delivery. Delivery of any shares in connection with settlement of the Award will be by book-entry credit to an account in the Grantee’s name established by the

Company with the Company’s transfer agent, or upon written request from the Grantee (or his personal representative, beneficiary or estate, as the case may be), in certificates in the name of the Grantee (or his personal representative, beneficiary or estate).
     11. Award Not Transferable. The Award may not be transferred other than by will or the applicable laws of descent or distribution or pursuant to a qualified domestic relations order. The Award shall not otherwise be assigned, transferred, or pledged for any purpose whatsoever and is not subject, in whole or in part, to attachment, execution or levy of any kind. Any attempted assignment, transfer, pledge, or encumbrance of the Award, other than in accordance with its terms, shall be void and of no effect.
     12. Administration. The Award shall be administered in accordance with such regulations as the Organizational Development and Compensation Committee of the Board of Directors of the Company (the “Committee”) shall from time to time adopt.
     13. Governing Law. This Agreement, and the Award, shall be construed, administered and governed in all respects under and by the laws of the State of Delaware.
     IN WITNESS WHEREOF, this Agreement is executed by the Company this ___th day of ___, ___, effective as of the ___day of ___, ___.

NEWELL RUBBERMAID INC.
By:

Exhibit A
Performance Criteria Applicable to
Performance-Based RSUs for the Three-Year Performance Period
1.	50% of the Performance-Based RSUs covered by the Award are subject to the TSR Comparator Group criterion:
•	Members of the Comparator Group:
[complete]
•
Once the Company’s ranking in the Comparator Group is determined at the end of the three-year performance period beginning January 1, 2009, the number of RSUs subject to this criterion is multiplied by the applicable percentage set forth below. (Interpolation is used if the Company’s ranking falls between the upper and lower comparator group ranking.)

Ranking	Multiplier
1st	200%
6th	150%
11th	100%
16th	50%
Below 20th	0%
2.	50% of the Performance-Based RSUs covered by the Award are subject to the Absolute Total Shareholder Return (“TSR”) Target:
•	Absolute TSR Target: ___% (percentage increase in the Company’s TSR for the three-year performance period beginning January 1, 2009)

•	At the end of the performance period, the number of RSUs subject to this criterion is multiplied by the applicable percentage:

Level of Achievement of Target	Multiplier
90% or above	200%
25% or below	0%
(Interpolation is used if achievement falls between the 90% and 25% levels.)

NEWELL RUBBERMAID INC. 2003 STOCK PLAN
(As Amended and Restated Effective February 8, 2006)
RESTRICTED STOCK UNIT AWARD AGREEMENT
(Non-Employee Directors)
     A Restricted Stock Unit (“RSU”) Award (the “Award”) granted by Newell Rubbermaid Inc., a Delaware corporation (the “Company”), to the non-employee director named in the attached Award letter (the “Grantee”) relating to the common stock, par value $1.00 per share (the “Common Stock”), of the Company, shall be subject to the following terms and conditions and the provisions of the Newell Rubbermaid Inc. 2003 Stock Plan, as amended and restated effective February 8, 2006 and further amended August 9, 2006 (the “Plan”), a copy of which is attached hereto and the terms of which are hereby incorporated by reference.
     1. Acceptance by Grantee. The receipt of the Award is conditioned upon its acceptance by the Grantee in the space provided therefor at the end of the attached Award letter and the return of an executed copy of such Award letter to the Secretary of the Company no later than 60 days after the Award Date set forth therein or, if later, 30 days after the Grantee receives this Agreement.
     2. Grant of RSUs. The Company hereby grants to the Grantee the Award of RSUs, as set forth in the Award letter. An RSU is the right, subject to the terms and conditions of the Plan and this Agreement, to receive a distribution of a share of Common Stock for each RSU as described in Section 6 of this Agreement.
     3. RSU Account. The Company shall maintain an account (“RSU Account”) on its books in the name of the Grantee which shall reflect the number of RSUs awarded to the Grantee.
     4. Dividend Equivalents. Upon the payment of any dividend on Common Stock occurring during the period preceding the earlier of the date of vesting of the Grantee’s Award or the date the Grantee’s Award is forfeited as described with Section 5, the Company shall promptly pay to each Grantee an amount in cash equal in value to the dividends that the Grantee would have received had the Grantee been the actual owner of the number of shares of Common Stock represented by the RSUs in the Grantee’s RSU Account on that date.
     5. Vesting.
     (a) Except as described in (b) below, the Grantee shall become vested in his Award upon the first anniversary of the date of the grant of the Award (the “Award Date”) if he remains in continuous service on the Board until such date.
     (b) If the Grantee’s service on the Board terminates prior to the first anniversary of the Award Date due to his death, disability or retirement, the Grantee shall become vested in his Award. For this purpose (i) “disability” means (as determined by the Committee in its sole discretion) the inability of the Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or disability or which has lasted or can be expected to last for a continuous period of not less than 12 months; and (ii) “retirement” means the Grantee’s retirement in accordance with the Company’s retirement policy for Directors.

     (c) If the Grantee’s service on the Board terminates prior to the first anniversary of the Award Date for any reason other than death, disability or retirement, the entire Award shall be forfeited to the Company, and no portion of the Award shall vest.
     6. Settlement of Award. If a Grantee becomes vested in his Award in accordance with Section 5, the Company shall distribute to him, or his personal representative, beneficiary or estate, as applicable, a number of shares of Common Stock equal to the number of vested RSUs subject to the Award. Such shares shall be delivered within 30 days following the date of vesting.
     7. Withholding Taxes. If applicable, the Company shall withhold from any distribution made to the Grantee in cash an amount sufficient to satisfy all minimum Federal, state and local withholding tax requirements. Payment of such taxes may be made by a method specified in the Plan and approved by the Committee.
     8. Rights as Stockholder. The Grantee shall not be entitled to any of the rights of a stockholder of the Company with respect to the Award, including the right to vote and to receive dividends and other distributions, until and to the extent the Award is settled in shares of Common Stock.
     9. Share Delivery. Delivery of any shares in connection with settlement of the Award will be by book-entry credit to an account in the Grantee’s name established by the Company with the Company’s transfer agent, or upon written request from the Grantee (or his personal representative, beneficiary or estate, as the case may be), in certificates in the name of the Grantee (or his personal representative, beneficiary or estate).
     10. Award Not Transferable. The Award may not be transferred other than by will or the applicable laws of descent or distribution or pursuant to a qualified domestic relations order. The Award shall not otherwise be assigned, transferred, or pledged for any purpose whatsoever and is not subject, in whole or in part, to attachment, execution or levy of any kind. Any attempted assignment, transfer, pledge, or encumbrance of the Award, other than in accordance with its terms, shall be void and of no effect.
     11. Administration. The Award shall be administered in accordance with such regulations as the Organizational Development and Compensation Committee of the Board of Directors of the Company (the “Committee”) shall from time to time adopt.
     12. Governing Law. This Agreement, and the Award, shall be construed, administered and governed in all respects under and by the laws of the State of Delaware.
     IN WITNESS WHEREOF, this Agreement is executed by the Company this ___th day of ___, ___, effective as of the ___day of ___, ___.

NEWELL RUBBERMAID INC.
By: